UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2011, Brocade Communications Systems, Inc. (“Brocade”) entered into an Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of October 7, 2008 (as amended), by and among Brocade, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and HSBC Bank USA National Association and Keybank National Association, as co-documentation agents (the “Credit Agreement”).

The Amendment provides for, among other things, the refinancing of Brocade’s term loan outstanding immediately prior to the Amendment and a reduction in the interest rate payable under the term loan. More specifically, the Amendment (i) reduced the applicable margin on the term loan to a level not in excess of LIBOR plus 237.5 basis points (compared to LIBOR plus 400 basis points under the prior term loan), (ii) eliminated the minimum LIBOR “floor” (compared to a minimum LIBOR floor of 3.0% under the prior term loan), and (iii) modified certain covenants to provide Brocade with greater flexibility. The Amendment does not increase the principal amount of loans outstanding under the Credit Agreement, which is approximately $250 million as of June 10, 2011.

The description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2, dated as of June 10, 2011, by and among Brocade Communications Systems, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, to the Credit Agreement, dated as of October 7, 2008 (as amended), by and among Brocade Communications Systems, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: June 10, 2011	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary

3.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2, dated as of June 10, 2011, by and among Brocade Communications Systems, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, to the Credit Agreement, dated as of October 7, 2008 (as amended), by and among Brocade Communications Systems, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

4.